Exhibit 23.5

Consent of DeGolyer and MacNaughton

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

September 4, 2014

Berry Petroleum Company, LLC

600 Travis Street, Suite 5100

Houston, Texas 77002

Ladies and Gentlemen,

We hereby consent to (i) the use of the name DeGolyer and MacNaughton and to references to DeGolyer and MacNaughton as independent petroleum engineers, (ii) the incorporation by reference of our third party letter report dated February 4, 2014, containing our opinion on the proved reserves attributable to certain properties that Linn Energy, LLC has represented that it owns associated with the acquisition of Berry Petroleum Company, as of December 31, 2013, and the information taken from such report, (iii) the incorporation by reference of our third party letter report dated February 15, 2013, containing our opinion on the proved reserves attributable to certain properties owned by Berry Petroleum Company, as of December 31, 2012, and the information taken from such report, (iv) the incorporation by reference of our third party letter report dated February 15, 2012, containing our opinion on the proved reserves attributable to certain properties owned by Berry Petroleum Company, as of December 31, 2011, and the information taken from such report, and (v) the incorporation by reference of our third party letter report dated February 15, 2011, containing our opinion on the proved reserves attributable to certain properties owned by Berry Petroleum Company, as of December 31, 2010, and the information taken from such report, in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-184647) and related prospectus of Linn Energy, LLC, Linn Energy Finance Corp. and the subsidiary guarantors listed therein (the “Form S-3”). We further consent to the inclusion of our third party Letter Report dated February 4, 2014, as Exhibit 99.2 in the Form S-3. Additionally, we consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DeGolyer and MacNaughton
DEGOLYER AND MACNAUGHTON
Texas Registered Engineering Firm F-716